EXHIBIT  12

                       Statement re: Computation of Ratios

                            MARVEL ENTERPRISES, INC.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

                        THREE MONTHS ENDED MARCH 31, 2000

Fixed Charges and Preference Dividends:

Interest Expense - Gross                                             7,902
Interest on Rent Expense                                               244
                                                                  ---------
   Total Fixed Charges                                               8,146
Preference Stock Dividends                                           3,735
                                                                  ---------
Total Fixed Charges and Preference Dividends                        11,881
                                                                  =========
Earnings (Deficit):
Pretax Loss                                                        (16,477)
Fixed Charges                                                        8,146
                                                                  ---------
   Total Deficit before Preference Dividends                        (8,331)
Preference Dividends                                                 3,735
                                                                  ---------
Total Deficit                                                      (4,596)
                                                                  =========
Ratio of Earnings to Fixed Charges                                     -
                                                                  =========
Ratio of Earnings to Combined Fixed
Charges and Preference Dividends                                       -
                                                                  =========


For the purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends, earnings were calculated by adding pretax loss, interest expense, the portion of rents representative of an interest factor and, in the case of the latter ratio, preference dividends. Fixed charges consist of interest expense and the portion of rents representative of an interest factor. During the three months ended March 31, 2000, (i) earnings were insufficient to cover fixed charges and the dollar amount of the coverage deficiency was $16.5 million and (ii) earnings were insufficient to cover combined fixed charges and preference dividends and the dollar amount of the coverage deficiency was $16.5 million.